EXHIBIT 99
PRESS RELEASE

For Release:	April 20, 2006
Nasdaq:	MFNC
Contact:	Investor Relations at (888) 343-8147
Website:	www.bankmbank.com
MACKINAC FINANCIAL CORPORATION
REPORTS FIRST QUARTER 2006 RESULTS
(Manistique, Michigan) — Mackinac Financial Corporation (Nasdaq: MFNC), the bank holding company for mBank (the “Bank”) today announced first quarter 2006 income of $498,000 or $.15 per share compared to a loss of $5.241 million, or $1.53 per share for the first quarter of 2005. The results of operations for the first quarter of 2006 include a $600,000 negative loan loss provision, which reduced the Corporation’s allowance for loan loss reserve in recognition of improved credit quality. The first quarter 2005 results include a penalty of $4.320 million on the prepayment of $50.039 million of the FHLB borrowings. Excluding the provision adjustment and the prepayment penalty, the net loss in the first quarter of 2006 amounted to $.102 million, compared to an adjusted loss of $.921 million for the same period in 2005. The first quarter 2006 results also include $79,000 of stock option expense, required under the new accounting rules for stock compensation plans, as well as $85,000 of expenses incurred to pursue legal action against the Corporation’s former accountants.
Paul Tobias, Chairman and Chief Executive Officer commented, “The first quarter of 2006 reflects the continuing progress the Corporation is making towards profitability. The growth in the first quarter allowed mBank, our principal subsidiary, to achieve profitability for each month in the first quarter of 2006. This balance sheet growth was due to excellent commercial loan production. We also maintained our strong credit profile, evidenced by our need to reduce the allowance for loan loss reserve by $600,000. We are currently ahead of our 2006 Plan in growth and profitability.
Total assets of the Corporation at March 31, 2006 were $334.591 million, up 21.57 percent from the $275.216 million in total assets reported at March 31, 2005. First quarter-end total assets were up 12.01 percent from the $298.722 million of total assets at year-end 2005.
Total loans at March 31, 2006 were $264.471 million, up from $194.831 million at March 31, 2005 or a 35.74 percent increase. Total loans at the end of the first quarter of 2006 increased $24.700 million, or 10.30 percent from year-end 2005 total loans of $239.771 million. Tobias stated, “Our marketing strategy centered on highly qualified commercial lenders is working as evidenced by first quarter loan production in excess of $30.1 million.”
Total deposits of $267.954 million at March 31, 2006 were up 30.56 percent from deposits of $205.239 million on March 31, 2005. Deposits were up $35.322 million, or 15.18 percent from year-end 2005 deposits of $232.632 million. Deposit growth in the 2006 first quarter includes increases in out of market brokerage deposits totaling $23.5 million with the remaining $11.5 million representing core deposit growth of 6.8%. Mr. Tobias added, “Our strong balance sheet growth places a critical need on funding in order to maintain adequate interest margins. We continue to offer highly competitive rates and products in our efforts to increase core deposits.”
The Bank’s credit quality is excellent, with total nonperforming assets less than $1 million. Tobias commenting on credit quality stated, “We have focused on credit quality as a critical factor when growing loans. The strength of credit in our portfolio allows our lending staff to concentrate on new loan production. Our loan committee process focuses on the “C’s” of credit and on making loans that get repaid.”
Shareholders’ equity at March 31, 2006 totaled $27.173 million, or $7.93 per share. The Corporation is well capitalized with Tier 1 capital in excess of 8% and total risk-based capital in excess of 10%.
Tobias concluded, “We are pleased with our first quarter results, which are better than expectation, despite the new costs associated with stock options and pursuit of legal action against former accountants of the Corporation. Our 2006 Strategic Plan was aggressive, yet our expectations are to exceed plan profitability.”
Mackinac Financial Corporation is a registered bank holding company which owns mBank. The Bank has 13 offices; nine in the Upper Peninsula and four in Lower Michigan. The Company’s banking services include commercial lending and treasury management products and services geared toward small to mid-sized businesses; as well as checking and savings accounts, time deposits, interest bearing transaction accounts, safe deposit facilities, real estate mortgage lending, and direct and indirect consumer financing.
Forward-Looking Statements
This release contains certain forward-looking statements. Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “will,” and variations of such words and similar expressions are intended to identify forward-looking statements: as defined by the Private Securities Litigation Reform Act of 1995. These statements reflect management’s current beliefs as to expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could cause a difference include among others: changes in the national and local economies or market conditions; changes in interest rates and banking regulations; the impact of competition form traditional or new sources; and the possibility that anticipated cost savings and revenue enhancements from mergers and acquisitions, bank consolidations, branch closings and other sources may not be fully realized at all or within specified time frames as well as other risks and uncertainties including but not limited to those detailed from time to time in filings of the Company with the Securities and Exchange Commission. These and other factors may cause decisions and actual results to differ materially from current expectations. Mackinac Financial Corporation undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL HIGHLIGHTS

(Dollars in thousands, except per share data)

	For The Period Ended
	March 31,	December 31,	March 31,
	2006	2005	2005

	(Unaudited)		(Unaudited)
Selected Financial Condition Data (at end of period):
Total assets	$334,591	$298,722	$275,216
Total loans	264,471	239,771	194,831
Total deposits	267,954	232,632	205,239
Borrowings and subordinated debentures	36,417	36,417	38,135
Total shareholders’ equity	27,173	26,588	28,854

Selected Statements of Income Data:
Net interest income	$3,279	$9,780	$2,205
Income (loss) before taxes	498	(7,364)	(5,241)
Net income (loss)	498	(7,364)	(5,241)
Income (loss) per common share — Basic	.15	(2.15)	(1.53)
Income (loss) per common share — Diluted	.15	(2.15)	(1.53)

Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin	3.62%	3.64%	3.21%
Efficiency ratio	82.88%	160.43	300.96
Return on average assets	.63	(2.58)	(7.16)
Return on average equity	7.47	(25.63)	(69.25)

Average total assets	$319,007	$285,896	$296,856
Average total shareholders’ equity	$27,055	$28,732	$30,692
Average loans to average deposits ratio	126.73%	98.17%	95.54%

Common Share Data (at end of period):
Market price per common share	$9.81	$9.10	$18.13
Book value per common share	$7.93	$7.76	$8.42
Common shares outstanding	3,428,695	3,428,695	3,428,695

Other Data (at end of period):
Allowance for loan losses	$5,415	$6,108	$6,836
Non-performing assets	$952	$1,059	$3,787
Allowance for loan losses to total loans	2.05%	2.55%	3.51%
Non-performing assets to total assets	.28%	.35%	1.38%
Number of:
Branch locations	13	12	12

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

(Dollars in thousands except per share data)

	March 31,	December 31,	March 31,
	2006	2005	2005
	(Unaudited)		(Unaudited)
ASSETS
Cash and due from banks	$6,220	$4,833	$3,656
Federal funds sold	12,000	3,110	10,207

Cash and cash equivalents	18,220	7,943	13,863

Interest-bearing deposits in other financial institutions	853	1,025	14
Securities available for sale	34,140	34,210	52,298
Federal Home Loan Bank stock	4,855	4,855	4,805
Total loans	264,471	239,771	194,831
Allowance for loan losses	(5,415)	(6,108)	(6,836)

Net loans	259,056	233,663	187,995

Premises and equipment	12,318	11,987	10,588
Other real estate held for sale	952	945	1,515
Other assets	4,197	4,094	4,138

Total assets	$334,591	$298,722	$275,216

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Non-interest-bearing deposits	$20,463	$19,684	$19,722
Interest-bearing deposits	247,491	212,948	185,517

Total deposits	267,954	232,632	205,239

Borrowings	36,417	36,417	38,135
Other liabilities	3,047	3,085	2,988

Total liabilities	307,418	272,134	246,362

Shareholders’ equity:
Preferred stock — No par value:
Authorized 500,000 shares, no shares outstanding	—	—	—
Common stock — No par value:
Authorized 18,000,000 shares
Issued and outstanding — 3,428,695	42,489	42,412	42,335
Accumulated deficit	(14,961)	(15,461)	(13,338)
Accumulated other comprehensive income	(355)	(363)	(143)

Total shareholders’ equity	27,173	26,588	28,854

Total liabilities and shareholders’ equity	$334,591	$298,722	$275,216

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands except per share data)

	Three Months Ended
	March 31,
	2006	2005
	(Unaudited)	(Unaudited)
Interest income:
Interest and fees on loans:
Taxable	$4,499	$3,059
Tax-exempt	194	242
Interest on securities:
Taxable	273	462
Tax-exempt	41	42
Other interest income	168	183

Total interest income	5,175	3,988

Interest expense:
Deposits	2,080	1,130
Borrowings	416	653

Total interest expense	2,496	1,783

Net interest income	2,679	2,205
Provision for loan losses	(600)	—

Net interest income after provision for loan losses	3,279	2,205

Other income:
Service fees	111	161
Gain (loss) on sale of securities	—	(1)
Other loan and lease income	17	7
Net gains on sale of loans	40	—
Gain on sale of property and equipment	—	2
Other operating income	48	15

Total other income	216	184

Other expenses:
Salaries, commissions, and related benefits	1,594	1,504
Occupancy expense	317	226
Furniture and equipment expense	156	159
Data processing	154	246
Accounting, legal, and consulting fees	200	318
Loan and deposit expense	129	293
Telephone	49	60
Advertising expense	70	139
Penalty on prepayment of FHLB borrowings	—	4,320
Other	328	365

Total other expenses	2,997	7,630

Income (loss) before provision for income taxes	498	(5,241)
Provision for income taxes	—	—

Net income (loss)	$498	$(5,241)

Income (loss) per common share:
Basic	$.15	$(1.53)

Diluted	$.15	$(1.53)

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
LOAN PORTFOLIO AND CREDIT QUALITY

(Dollars in thousands)
Loan Portfolio Balances (at end of period):

	March 31,	December 31,	March 31,
	2006	2005	2005
Commercial Loans
Hospitality and tourism	$38,045	$37,681	$45,390
Gaming	7,181	7,553	12,618
Petroleum	6,664	6,508	7,939
Forestry	5,332	5,370	5,486
Other	133,825	118,211	73,110

Total Commercial Loans	191,047	175,323	144,543

1-4 family residential real estate	50,119	44,660	45,425
Consumer	2,300	2,285	2,277
Construction	21,005	17,503	2,586

Total Loans	$264,471	$239,771	$194,831

Credit Quality (at end of period):

	March 31,	December 31,	March 31,
	2006	2005	2005
Nonperforming Assets
Nonaccrual loans	$—	$15	$2,272
Loans past due 90 days or more	—	99	—
Restructured loans	—	—	—

Total nonperforming loans	—	114	2,272
Other real estate owned	952	945	1,515

Total nonperforming assets	$952	$1,059	$3,787

Nonperforming loans as a % of loans	—%	.05%	1.17%

Nonperforming assets as a % of assets	.28%	.35%	1.38%

Reserve for Loan Losses:
At period end	$5,415	$6,108	$6,836

As a % of loans	2.05%	2.55%	3.51%

As a % of nonperforming loans	N/A %	5,357.89%	300.88%

As a % of nonaccrual loans	N/A %	N/M %	300.88%

MACKINAC FINANCIAL CORPORATION
QUARTERLY FINANCIAL SUMMARY
     *(Dollars in thousands, except per share data)

				Average
	Average	Average	Average	Shareholders'	Return on Average		Net Interest	Efficiency	Net Income	Book Value
Quarter Ended	Assets	Loans	Deposits	Equity	Assets	Equity	Margin	Ratio	Per Share	Per Share
March 31, 2006	$319,007	$250,735	$254,720	$27,055	0.63%	7.47%	3.62%	82.88%	$0.15	$7.93
December 31, 2005	288,619	224,386	219,967	27,288	(1.41)	(14.95)	3.96	128.37	(0.30)	7.76
September 30, 2005	280,506	209,795	211,197	28,112	(0.73)	(7.39)	3.79	112.11	(0.15)	8.14
June 30, 2005	277,754	197,545	206,875	28,879	(0.83)	(8.01)	3.67	119.07	(0.17)	8.32
March 31, 2005	296,856	199,703	209,035	30,692	(7.16)	(69.25)	3.21	300.96	(1.53)	8.42
December 31, 2004	327,543	218,962	211,685	8,455	2.95	114.17	2.48	71.83	8.25	10.13
September 30, 2004	346,078	226,951	236,418	6,096	(0.87)	(49.53)	2.25	120.66	(2.17)	18.44
June 30, 2004	372,246	244,515	260,031	7,628	(1.72)	(84.13)	2.28	146.88	(4.56)	16.77
March 31, 2004	412,808	289,027	283,190	9,522	(1.62)	(70.22)	2.04	163.37	(4.75)	26.70
December 31, 2003	439,426	309,851	306,848	11,266	(2.23)	(86.77)	1.70	181.17	(7.02)	30.49

*	Historical per share data has been adjusted for the 20:1 reverse stock split distributed in December 2004.